Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT:
Michael H. Braun, CEO (954) 308-1322,
Ronald Jordan, CFO (954) 308-1363,
or Erick A. Fernandez, CAO (954) 308-1341
Federated National Holding Company

FEDERATED NATIONAL HOLDING COMPANY
POSTPONES ITS 2017 ANNUAL SHAREHOLDERS MEETING DUE TO HURRICANE IRMA

Sunrise, Florida, September 8, 2017 - Federated National Holding Company (the “Company”) (NASDAQ: FNHC), an insurance holding company, is providing updates regarding Hurricane Irma, which  is currently located in the Atlantic Ocean and is projected to make landfall in South Florida this weekend.

The Company’s annual shareholders meeting was previously scheduled for Tuesday, September 12, 2017 in South Florida.  Due to the pending arrival of Hurricane Irma, we are announcing that this meeting has been re-scheduled to Tuesday, September 19, 2017 at 11:00 A.M. (Eastern time) at the DoubleTree Hotel at 13400 West Sunrise Boulevard, Sunrise, FL 33323.  This action has been taken to ensure the safety of all, including our employees, Board of Directors, and shareholders at a time when hazardous weather conditions may be in the area.

Summarized information regarding the Company’s reinsurance programs follows.  See the Company’s Form 8-K dated July 3, 2017 for further information.

The Company has two insurance subsidiaries, Federated National Insurance Company (“Federated National”), which is a wholly owned subsidiary, and Monarch National Insurance Company (“Monarch National”), of which we own 42.4%, both write homeowners insurance in Florida.

Federated National and Monarch National purchase reinsurance to reimburse them for elevated single-event property losses under their respective homeowners’ insurance policies.  This reinsurance affords protection to our policyholders and shareholders in the event of one or more catastrophic events such as a Hurricane Irma.  Each company purchases its own separate reinsurance program.  Federated National’s reinsurance program covers both Florida and Non-Florida exposures and all private layers of protection have prepaid automatic reinstatement protection, which affords Federated National additional coverage for subsequent events.  The combination of private and FHCF reinsurance treaties will afford Federated National approximately $2.19 billion of aggregate coverage with a maximum single event coverage totaling approximately $1.56 billion, exclusive of retentions.  Federated National’s single event pre-tax retention for a catastrophic event in Florida is $18 million.  In addition, Federated National purchases separate Non-Florida excess of loss reinsurance treaties that could decrease our pre-tax retention from $18 million to as low as $6.5 million when we have both Florida and Non-Florida losses in the same event.

Similarly, Monarch National’s reinsurance program covers Florida exposures and all private layers of protection have prepaid automatic reinstatement protection which affords Monarch National additional coverage for subsequent events.  The combination of private and FHCF reinsurance treaties will afford Monarch National approximately $109.8 million of aggregate coverage with a maximum single event coverage totaling approximately $68.9 million, exclusive of retentions.  Monarch National’s single event pre-tax retention for a catastrophic event in Florida is $3.4 million.  All Federated National and Monarch National private treaties are with reinsurers that currently have an AM Best or Standard & Poor’s rating of “A-” or better, or have fully collateralized their maximum potential obligations in dedicated trusts.

Federated National and Monarch National stands ready to help our policyholders through this event with a devoted team of experienced field adjusters and emergency response partners.  Our policyholders can reach us at any time via our First Report Line at (800) 293-2532 or can report a claim online at FedNat.com.  Policyholders can also visit our Claims Center at FedNat.com, which lists our preferred contractors, who are on call and available to assist with repairs and recovery efforts.

About the Company

The Company is authorized to underwrite, and/or place through our wholly owned subsidiaries, homeowners’ multi-peril, commercial general liability, federal flood, personal auto and various other lines of insurance in Florida and various other states.  The Company also serves as managing general agent for its joint venture, Monarch National Insurance Company.  The Company markets and distributes its own and third-party insurers’ products and our other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

Forward-Looking Statements /Safe Harbor Statements

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:
•	Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
•	Descriptions of plans or objectives of management for future operations, insurance products/or services;
•	Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
•	Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our potential failure to meet minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends, including as a result of insureds’ assignment of benefits; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact that the results of the Monarch joint venture may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability and security of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.